Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On August 22, 2016, U.S. Silica Holdings, Inc., a Delaware corporation (“U.S. Silica” or the “Company”), and U.S. Silica Company, a Delaware corporation and a wholly-owned subsidiary of the Company (the “Purchaser”), completed the purchase of all of the outstanding units of membership interest (the “Acquisition” or the “Unit Purchase”) of Sandbox Enterprises, LLC, a Texas limited liability company (“Sandbox”), pursuant to the terms of the previously announced Membership Unit Purchase Agreement, by and among the Company, the Purchaser, Sandbox, each of the owners of membership units of Sandbox (the “Sellers”) and Sandy Creek Capital, LLC, as representative of the Sellers (the “Purchase Agreement”).

The consideration paid by the Purchaser to the Sellers at the closing of the Unit Purchase consisted of $70,480,000 of net cash, subject to customary post-closing adjustment and 4,195,180 shares of common stock of the Company. A portion of the cash consideration has been deposited into escrow to support the post-closing purchase price adjustment and the Sellers’ indemnification obligations.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, with the Company treated as the legal and accounting acquirer. The following tables set forth unaudited pro forma combined financial data as of June 30, 2016, for the six months ended June 30, 2016, and for the twelve months ended December 31, 2015. The unaudited pro forma condensed combined balance sheet as of June 30, 2016 gives effect to the Acquisition as if it had occurred on that date. The pro forma balance sheet data is derived from the unaudited historical financial statements of U.S. Silica and Sandbox as of June 30, 2016. The unaudited pro forma combined statement of operations for the year ended December 31, 2015, and for the six months ended June 30, 2016 have been prepared to illustrate the effects of the Acquisition, as if it had occurred on January 1, 2015. The pro forma operations data is derived from the audited financial statements of U.S. Silica for the year ended December 31, 2015, the unaudited financial statements of U.S. Silica for the six months ended June 30, 2016, the audited financial statements of Sandbox for the year ended December 31, 2015, and the unaudited financial statements of Sandbox for the six months ended June 30, 2016.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined company. The unaudited pro forma combined statements of operations do not reflect any non-recurring charges directly related to the Acquisition that the combined company may have incurred upon completion of the Acquisition. Further, the tax rate used for these unaudited pro forma condensed combined financial statements is an estimated effective tax rate, which will likely vary from the actual effective rate in periods subsequent to the completion of the Acquisition.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the Acquisition been consummated prior to June 30, 2016, nor are they necessarily indicative of our future results of operations. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company. The fair value of Sandbox’s identifiable tangible and intangible assets acquired and liabilities assumed are based on preliminary estimates. As of the date of filing of the Current Report on Form 8-K/A to which the following unaudited pro forma combined financial statements are attached, the Company has not completed the detailed valuation work necessary to finalize the required estimated fair values of the Sandbox assets acquired and liabilities assumed and related allocation of purchase price. The purchase price allocation and related depreciation and amortization included in the unaudited pro forma combined financial statements are preliminary and have been made solely for purposes of preparing these unaudited pro forma condensed combined financial statements.

Management anticipates that the values assigned to the assets acquired and liabilities assumed will be finalized during the one-year measurement period following the date of completion of the Acquisition. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. In addition, certain reclassifications have been made to Sandbox’s historical financial statements to conform to the presentation used in the Company’s historical financial statements. Such reclassifications had no effect on Sandbox’s previously reported financial position or results of operations.

The unaudited pro forma condensed combined financial statements do not include any adjustments for the anticipated benefits from cost savings or synergies of U.S. Silica and Sandbox operating as a combined company or for liabilities resulting from integration planning, as management is in the process of making these assessments. However, liabilities ultimately may be recorded for additional costs in subsequent periods related to both companies, including severance, relocation or retention costs related to employees of both companies, as well as other costs associated with integrating and/or restructuring the companies. The ultimate recognition of such costs and liabilities would affect amounts in the unaudited pro forma combined financial statements, and such costs and liabilities could be material.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	audited historical consolidated financial statements of the Company as of and for the year ended December 31, 2015, included in U.S. Silica’s Annual Report on Form 10-K for the year ended December 31, 2015.

•	unaudited historical consolidated financial statements of the Company as of and for the six months ended June 30, 2016, included in U.S. Silica’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016;

•	audited historical consolidated financial statements of Sandbox as of and for the year ended December 31, 2015, included in this Form 8-K/A; and,

•	unaudited historical consolidated financial statements of Sandbox as of and for the six months ended June 30, 2016, included in this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2016

(dollars in thousands)

	U.S. Silica Holdings, Inc. Historical June 30, 2016	Sandbox Enterprises, LLC Historical June 30, 2016	Pro Forma Adjustments	Note	Combined Company
	(unaudited)	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$454,208	$41	$(70,521)	4(a)	$383,728
Accounts receivable, net	54,293	9,026	(2,073)	4(b)(1)	61,246
Inventories, net	67,158	—	—		67,158
Prepaid expenses and other current assets	8,899	1,533	—		10,432
Income tax deposits	1,145	—	—		1,145

Total current assets	585,703	10,600	(72,594)		523,709

Property, plant and mine development, net	555,487	30,294	784	4(b)(2)	586,565
Goodwill	68,647	—	90,223	4(b)(3)	158,870
Trade names	14,474	—	17,844	4(b)(4)	32,318
Definite lived intangibles	—	2,784	54,916	4(b)(5)	57,700
Customer relationships, net	6,205	—	46,900	4(b)(6)	53,105
Deferred income taxes, net	1,314	—	—		1,314
Other assets	17,323	87	(87)	4(b)(7)	17,323

Total assets	$1,249,153	$43,765	$137,986		$1,430,904

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$48,217	$4,046	$(811)	4(b)(8)	$51,452
Dividends payable	4,080	—	—		4,080
Accrued liabilities	11,538	1,791	(1,010)	4(b)(9)	12,319
Accrued interest	57	—	—		57
Current portion of long-term debt	3,336	300	(300)	4(b)(10)	3,336
Current portion of deferred revenue	4,622	1,627	—	4(b)(14)	6,249

Total current liabilities	71,850	7,764	(2,121)		77,493

Long-term debt, net of current maturities	486,705	450	(450)	4(b)(11)	486,705
Line of credit	—	1,838	(1,838)	4(b)(12)	—
Subordinated debt	—	7,029	(7,029)	4(b)(13)	—
Deferred revenue	67,537	4,576	(135)	4(b)(14)	71,978
Liability for pension and other post-retirement benefits	63,887	—	—		63,887
Other long-term obligations	17,828	—	—		17,828

Total liabilities	707,807	21,657	(11,573)		717,891
Stockholders’ Equity:
Preferred stock	—	—	—		—
Common stock	639	—	42	4(c)(1)	681
Members’ equity	—	22,108	(22,108)	4(c)(2)	—
Additional paid-in capital	381,349	—	171,625	4(c)(3)	552,974
Retained earnings	190,964	—	—		190,964
Treasury stock, at cost	(10,850)	—	—		(10,850)
Accumulated other comprehensive loss	(20,756)	—	—		(20,756)

Total stockholders’ equity	541,346	22,108	149,559		713,013

Total liabilities and stockholders’ equity	$1,249,153	$43,765	$137,986		$1,430,904

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2016

(dollars in thousands)

	U.S. Silica Holdings, Inc. Historical June 30, 2016	Sandbox Enterprises, LLC Historical June 30, 2016	Reclassification Adjustments	Pro Forma Adjustments	Note	Pro Forma Combined Company
	(unaudited)	(unaudited)	Note 1
Sales	$239,504	$28,089	$—	$—		$267,593
Cost of goods sold (excluding depreciation, depletion and amortization)	209,458	20,357	(3,483)	—		226,332
Operating expenses						—
Selling, general and administrative	30,088	5,678	(31)	(307)	5(a)	35,428
Depreciation, depletion and amortization	29,765	—	3,514	2,489	5(b)	35,768

	59,853	5,678	3,483	2,182		71,196

Operating income	(29,807)	2,054	—	(2,182)		(29,935)
Other income (expense)						—
Interest expense	(13,290)	(964)	—	—		(14,254)
Other income, net, including interest income	2,398	9	—	—		2,407

	(10,892)	(955)	—	—		(11,847)

Income before income taxes	(40,699)	1,099	—	(2,182)		(41,782)
Income tax benefit (expense)	18,048	—	—	754	5(c)	18,802

Net income	$(22,651)	$1,099	$—	$(1,428)		$(22,980)

Earnings (loss) per share:
Basic	$(0.38)					$(0.36)
Diluted	$(0.38)					$(0.36)
Weighted average shares outstanding:
Basic	58,900			4,195	5(d)	63,095
Diluted	58,900			4,195	5(d)	63,095
Dividends declared per share	$0.13					$0.13

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2015

(dollars in thousands)

	U.S. Silica Holdings, Inc. Historical December 31, 2015	Sandbox Enterprises, LLC Historical December 31, 2015	Reclassification Adjustments	Pro Forma Adjustments	Note	Pro Forma Combined Company
	(audited)	(audited)	Note 1
Sales	$642,989	$69,519	$—	$—		$712,508
Cost of goods sold (excluding depreciation, depletion and amortization)	495,066	42,512	(4,502)	—		533,076
Operating expenses						—
Selling, general and administrative	62,777	8,782	(54)	—		71,505
Depreciation, depletion and amortization	58,474	—	4,556	7,449	5(b)	70,479

	121,251	8,782	4,502	7,449		141,984

Operating income (loss)	26,672	18,225	—	(7,449)		37,448
Other income (expense)						—
Interest expense	(27,283)	(1,870)	—	—		(29,153)
Other income, net, including interest income	728	44	—	—		772

	(26,555)	(1,826)	—	—		(28,381)

Income (loss) before income taxes	117	16,399	—	(7,449)		9,067
Income tax benefit (expense)	11,751	(94)	—	(3,155)	5(c)	8,502

Net income (loss)	$11,868	$16,305	$—	$(10,604)		$17,569

Earnings (loss) per share:
Basic	$0.22					$0.31
Diluted	$0.22					$0.30
Weighted average shares outstanding:
Basic	53,344			4,195	5(d)	57,539
Diluted	53,601			4,195	5(d)	57,796
Dividends declared per share	$0.44					$0.44

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X. The historical financial information has been adjusted to give effect to the events that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the operating results of the combined company. The historical financial information of U.S. Silica and Sandbox is presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The acquisition accounting adjustments relating to the Acquisition are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to this preliminary purchase price allocation. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any anticipated benefits from cost savings or synergies that may result from the Acquisition or to any future integration costs. The unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the combined company following the Acquisition.

Certain reclassifications have been made to Sandbox’s historical financial statements to conform to the presentation used in U.S. Silica’s historical consolidated financial statements, including depreciation, depletion and amortization, and loss on sales of assets. Such reclassifications had no effect on Sandbox’s previously reported financial position or results of operations.

2.	Calculation of Purchase Price

Pursuant to the Acquisition Agreement, U.S. Silica paid $70,480,000 (net of $720,000 cash acquired) cash consideration and issued 4,195,180 shares of its common stock. The calculation of purchase price is as follows:

(in thousands, except shares and per share amount)		As of August 22, 2016
Purchase price
Cash consideration paid for Sandbox common shares		$71,200
Number of U.S. Silica common shares delivered	4,195,180
Multiplied by closing market price per share of U.S. Silica common stock on August 22, 2016	$40.92

Total value of U.S. Silica common shares delivered		$171,667
Less, cash acquired		(720)

Total cash and stock purchase price		$242,147

3.	Preliminary Estimated Purchase Price Allocation

The following table sets forth a preliminary allocation of the purchase price to Sandbox’s identifiable tangible and intangible assets acquired and liabilities assumed by the Company:

Allocation of Purchase price:	(in thousands)
Accounts receivable, net	$6,953
Prepaid expenses and other	1,533
Property, plant and mine development	31,078
Identifiable intangible assets	122,444
Goodwill	90,223

Total assets acquired	252,231

Accounts payable	3,235
Accrued expenses and other current liabilities	781
Deferred revenue	6,068

Total liabilities assumed	10,084

Net assets acquired	$242,147

Property, plant and mine development

Property, plant and mine development has been adjusted to its estimated fair value as discussed further in Note 4 below. The related depreciation and depletion costs are reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations, as further described in Note 5(a).

Identifiable intangible assets

Preliminary identifiable intangible assets in the pro forma financial information consist of the assets shown in the table below. The amortization related to these intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of income, as further described in Note 5(a). The table below indicates the estimated fair value of the intangible assets and their estimated useful lives:

	Approximate Fair Value	Estimated Useful Life
	(in thousands)	(in years)
Indefinite lived intangible assets - Trade Names	$17,844	Indefinite
Definite lived intangible assets - Technology and Intellectual Property	57,700	15
Definite lived intangible asset - Customer relationships	46,900	14

Total fair value of identifiable intangible assets	$122,444

Goodwill represents the excess of the purchase price over the fair value of the underlying net assets acquired. Goodwill in this transaction is attributable to planned growth in regional sand markets and synergies expected to be achieved from the combined operations of U.S. Silica and Sandbox.

Goodwill and all intangible assets identified above are expected to be deductible for tax purposes.

4.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

Pro Forma Adjustments

(a)	Represents the impact from the cash portion of the purchase price and transactions costs paid concurrent with or immediately subsequent to the closing of the Acquisition.

		(in thousands)
4(a)	Cash consideration paid for Sandbox common shares	$(71,200)
	Less, cash and cash equivalents acquired - Fair value	720
	Cash and cash equivalents - Elimination of historical	(41)

	Net cash outflow	$(70,521)

(b)	Reflects the application of the acquisition method of accounting based on the estimated fair value of the tangible assets of Sandbox and the fair value of intangible assets acquired as discussed in Note 3 above.

		(in thousands)
4(b)(1)	Accounts receivable, net - Elimination of historical	$(9,026)
	Accounts receivable, net - Fair value	6,953

	Net adjustment	$(2,073)

4(b)(2)	Property, plant and mine development - Elimination of historical	$(30,294)
	Property, plant and mine development - Fair value	31,078

	Net adjustment	$784

4(b)(3)	Goodwill - Historical	$—
	Goodwill arising from purchase acquisition	90,223

	Net adjustment	$90,223

4(b)(4)	Trade names - Elimination of historical	$—
	Trade names - Fair value	17,844

	Net adjustment	$17,844

4(b)(5)	Definite lived intangible assets - Elimination of historical	$(2,784)
	Identifiable intangible assets - Fair value	57,700

	Net adjustment	$54,916

4(b)(6)	Customer relationships - Elimination of historical	$—
	Customer relationships - Fair value	46,900

	Net adjustment	$46,900

4(b)(7)	Other current assets - Elimination of historical	$ (87)
	Other current assets - Fair value	—

	Net adjustment	$(87)

4(b)(8)	Accounts payable - Elimination of historical	$(4,046)
	Accounts payable - Fair value	3,235

	Net adjustment	$(811)

4(b)(9)	Accrued liabilities - Elimination of historical	$(1,791)
	Accrued liabilities - Fair value	781

	Net adjustment	$(1,010)

4(b)(10)	Long term debt - Current portion - Not assumed and eliminated	$(300)
	Long term debt - Current portion - Post-acquisition balance	$—

	Net adjustment	$(300)

4(b)(11)	Long term debt - Not assumed and eliminated	$(450)
	Long term debt - Post-acquisition balance	—

	Net adjustment	$(450)

4(b)(12)	Line of credit - Not assumed and eliminated	$(1,838)
	Line of credit - Post-acquisition balance	—

	Net adjustment	$(1,838)

4(b)(13)	Subordinated debt - Not assumed and eliminated	$(7,029)
	Subordinated debt - Post-acquisition balance	—

	Net adjustment	$(7,029)

4(b)(14)	Deferred revenue - Current - Elimination of historical	$(1,627)
	Deferred revenue - Long term - Elimination of historical	(4,576)
	Deferred revenue - Current - Fair value	1,627
	Deferred revenue - Long term - Fair value	4,441

	Net adjustment	$(135)

(c)	Reflects the following adjustments to shareholders’ equity applicable to the Acquisition.

		(in thousands)
4(c)(1)	Common stock - par value - Sandbox historical	$—
	Common stock - par value - Issued to acquire Sandbox	42

	Net adjustment	$42

		(in thousands)
4(c)(2)	Members’ Equity - Post-acquisition Sandbox equity balances	$(22,108)
	Members’ Equity - Post-acquisition Sandbox equity balances	—

	Net adjustment	$(22,108)

		(in thousands)
4(c)(3)	Additional paid-in capital - Pre-acquisition Sandbox	$—
	Additional paid-in capital - Issued to acquire Sandbox	171,625

	Net adjustment	$171,625

Summary	(in thousands)
Common stock consideration paid - par value	$42
Common stock consideration paid - additional paid-in capital	171,625

Total stock consideration paid	$171,667

5.	Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2015 and for the six months ended June 30, 2016 have not been adjusted for non-recurring transaction costs incurred after the date of these financial statements or any other items that are expected to have a one-time impact on the pro forma combined net income in the twelve months following the Acquisition.

Pro Forma Adjustments

(a)	Represents adjustment to eliminate non-recurring transactions costs incurred by Sandbox of $169 thousand and of $138 thousand by U.S. Silica, during the six months ended June 30, 2016. There were no non-recurring transaction costs incurred by Sandbox or U.S. Silica during the year ended December 31, 2015. $2.6 million of non-recurring transactions costs were incurred by U.S. Silica after June 30, 2016 or are expected to be incurred within the next 12 months after the closing date of August 16, 2016, and will be reflected in its financial reports. They are not included in this pro forma presentation.

	Pro Forma Year Ended December 31, 2015	Pro Forma Six Months Ended June 30, 2016
	(in thousands)
Non-recurring transaction costs - Sandbox - Eliminated	$—	$(169)
Non-recurring transaction costs - U.S. Silica - Eliminated	—	(138)

Total non-recurring transaction costs incurred and eliminated	$—	$(307)

(b)	Represents adjustments to record incremental depreciation related to the fair value adjustment of property, plant and equipment, and amortization expense related to identifiable intangible assets calculated on a straight-line basis:

	Pro Forma Year Ended December 31, 2015	Pro Forma Six Months Ended June 30, 2016
	(in thousands)
Depreciation, depletion and amortization of property, plant and mine development - Elimination of historical	$(4,556)	$(3,514)
Depreciation, depletion and amortization of property, plant and mine development - Fair value	12,005	6,003

Net adjustment	$7,449	$2,489

(c)	Adjustments to the pro forma combined provision for income taxes reflects estimated income tax rates applicable for each tax jurisdiction. The estimated income tax rates are based on the applicable enacted statutory rate adjusted for certain permanent tax differences. The combined company’s pro forma effective tax rate was (94%) for 2015 and 45% for 2016.

	Pro Forma Year Ended December 31, 2015	Pro Forma Six Months Ended June 30, 2016
	(in thousands)
Income tax benefit (expense) - Elimination of historical	$(11,657)	$(18,048)
Income tax benefit (expense) - Arising from purchase acquisition	8,502	18,802

Net Adjustment	$(3,155)	$754

(d)	Pro forma adjustments of weighted average shares outstanding is comprised of the following:

	Pro Forma Year Ended December 31, 2015	Pro Forma Six Months Ended June 30, 2016
	(in thousands)
Shares issued as part of the Merger consideration	4,195	4,195

Adjustment to weighted average shares outstanding - basic	4,195	4,195

Adjustment to weighted average shares outstanding - diluted	4,195	4,195